Exhibit 17(a) POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints James Kong and Henry Gabbay, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

             Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on March 31, 1995.

             Signature                      Title

          /s/ Kent Dixon                    Director, Treasurer and Secretary
         -----------------------
             Kent Dixon

          /s/ Frank J. Farbozzi             Director and Vice President
          ----------------------
             Frank J. Fabozzi

             /s/ James Grosfeld             Director and President
           ----------------------
             James Grosfeld